EXECUTION VERSION

SECOND AMENDMENT TO AND CONSENT UNDER
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AND CONSENT UNDER LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 2nd day of March, 2011, by and between (i) deltathree, Inc., a Delaware corporation, Delta Three Israel, Ltd., an Israeli company (the “Israeli Subsidiary”), (ii) DME Solutions, Inc., a New York corporation (jointly and severally, the “Borrower”), and (iii) D4 Holdings, LLC, a Delaware limited liability company (“Lender ”).

Recitals

A.           Lender and Borrower have entered into that certain Loan and Security Agreement dated as of March 1, 2010 (as may be further amended, modified, supplemented or restated, the “First Loan Agreement”) and that certain Second Loan and Security Agreement dated as of August 10, 2010 (as may be further amended, modified, supplemented or restated, the “Second Loan Agreement”).  The First Loan Agreement and the Second Loan Agreements are referred to collectively as the “Existing Loan Agreements ..”  Lender has extended credit to Borrower for the purposes permitted in the Existing Loan Agreements.

B.           At the request of Borrower, Lender has agreed to amend the First Loan Agreement to extend the maturity date for the repayment of principal thereunder.

C.           In partial consideration for the amendment to the First Loan Agreement set forth herein, Borrower will grant to Lender a warrant to purchase up to 1,000,000 shares of Borrower’s common stock.

D.           Borrower has requested that the Lender consent to Borrower’s incurrence of up to $1,600,000 of secured indebtedness from the Lender in a separate loan facility (the “New Loan”), which additional indebtedness will be, among other things, subordinate in terms of payment and lien priority to the obligations of Borrower under the Existing Loan Agreements, in accordance with the terms of that certain Third Loan and Security Agreement dated March 2, 2011 (the “Third Loan Agreement”).

E.           The parties desire to amend the Existing Loan Agreements to make certain changes to facilitate the New Loan.

F.           Lender is willing to so amend certain provisions of the Existing Loan Agreements, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Existing Loan Agreements.

2.           Consent by Lender.  Notwithstanding any of the provisions of the Existing Loan Agreements, Lender hereby consents to the grant of a security interest in the Collateral in favor of the Lender and the incurrence of indebtedness by the Borrower as provided in the Third Loan Agreement, and the grant or existence of the Lien created under the Third Loan Agreement and the incurrence of indebtedness to Lender under the terms thereof shall not constitute an Event of Default, a breach of any representation or warranty, a failure of a condition under the Existing Loan Agreements or a breach of the conditions set forth in Section 5(b)(iii) or Section 5(b)(iv) of the Existing Loan Agreements; provided however, that the consent set forth herein and the incurrence of indebtedness under the Third Loan Agreement is subject to the following conditions:

(a)           At the time any Loan Advance is made under the Third Loan Agreement, no other Default or Event of Default under any Existing Loan Agreement shall exist or would result therefrom;

(b)           The Liens created under the Third Loan Agreement and by the other Loan Documents entered into in connection therewith, and payment of the Obligations thereunder and under the related Note, shall each be subordinated to the security interests and Liens granted under the Existing Loan Agreements; and

(c)           No repayment of principal under the Third Loan Agreement shall be made by the Borrower unless and until all Obligations under the Existing Loan Agreements shall have been repaid in full.

3.           Amendments to Existing Loan Agreements.  The Existing Loan Agreements are hereby amended as follows:

3.1           Section 7(a)(i) of each of the Existing Loan Agreements is hereby amended in its entirety to read as follows:

“(i)           Borrower fails to pay timely any of the principal and/or any accrued interest or other amounts due under the Loan Documents, or under any other loan agreement or promissory note among Borrower and Lender, when the same becomes due and payable.”

3.2           Section 8 of the First Loan Agreement and Section 9 of the Second Loan Agreement are each hereby amended to add paragraph (m) as follows:

“(m)        Maximum Legal Rate.  Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Agreement, together with all fees, charges, and other payments or rights which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect, receive, reserve, or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate.  “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by the Lender in connection with this Agreement under applicable law.  In accordance with this paragraph, any amounts received in excess of the Highest Lawful Rate shall be applied towards the prepayment of principal then outstanding.”

3.3           Section 9(k) of the First Loan Agreement is hereby amended to read in its entirety as follows:

“(k)          “Maturity Date” means March 1, 2012.”

4.           Limitation of Amendments.

4.1           The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and, except as expressly set forth herein, shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

4.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.           Representations and Warranties.  To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

5.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

5.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Existing Loan Agreements, as amended by this Amendment;

5.3           The organizational documents of Borrower delivered to Lender on or before the date of this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Existing Loan Agreements, as amended by this Amendment, have been duly authorized;

5.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Existing Loan Agreements, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Existing Loan Agreements, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.           Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Lender of this Amendment by each party hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:		LENDER:

DELTATHREE, INC.		D4 HOLDINGS, LLC

By: Praescient, LLC, its Manager
By:	/s/ Effi Baruch
Name: Effi Baruch
Title: CEO and President		By:	/s/ Robert Stevanovski
Name: Robert Stevanovski
Title: Manager
DELTA THREE ISRAEL, LTD.

By:	/s/ Effi Baruch
Name: Effi Baruch
Title: CEO and President

DME SOLUTIONS, INC.

By:	/s/ Effi Baruch
Name: Effi Baruch
Title: CEO and President